UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2014

Flasr Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-55270	46-2681687
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 Peachtree Street NE, Suite 3650, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(409)-965-3761
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 15, 2014 Flasr Inc. f/k/a Language Arts Corp. (the "Company") filed a Current Report on Form 8-K (the "September 15th Form 8-K") disclosing the change in its accountant. This report amends and restates in its entirety the September 15th Form 8-K to provide additional information regarding the termination of L.L. Bradford & Company.

Section 4. Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant.

On September 9, 2014, Language Arts Corp. now known as Flasr Inc. (the “Registrant”) formally informed L.L. Bradford & Company ("LL Bradford ") that it was terminating LL Bradford as the Registrant’s independent registered public accounting firm. On September 9, 2014, the Registrant retained MaloneBailey, LLP (“MaloneBailey”) as its principal independent accountants. The decision to terminate the services of LL Bradford and retain MaloneBailey as the principal independent accountants was approved by the Registrant’s Board of Directors.

The Termination of LL Bradford

LL Bradford was the independent registered public accounting firm for the Registrant from April 22, 2013 (date of inception) until September 9, 2014. None of LL Bradford 's reports on the Registrant’s financial statements for the year ended April 30, 2014 or for the year ended April 30, 2013 (a) contained an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles other than as provided below, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of LL Bradford, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which LL Bradford served as the Registrant’s principal independent accountants.

During our two most recent fiscal years and the subsequent interim period preceding the termination of LL Bradford we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of LL Bradford would have caused it to make reference to the subject matter of the disagreement in connection with its report.

However, the report of LL Bradford dated June 27, 2014 on our financial statements for April 30, 2014 and 2013 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and for the cumulative period from April 22, 2013 (date of inception) through April 30, 2014 in the Annual Report on Form 10-K contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern. The report of LL Bradford dated June 3, 2013 on our financial statements as of April 13, 2013 and for the period from April 22, 2013 thorugh April 30, 2013 in the Registration Statement on Form S-1 (registration number 333-189030) contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern.

The Registrant has provided LL Bradford with a copy of this disclosure and has requested that LL Bradford furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. The Registrant has requested that LL Bradford provide the letter so that it can be filed with the SEC within ten business days after the filing of the report, and such letter shall be filed by the Registrant within two business days after receipt.

The Engagement of MaloneBailey

Prior to September 9, 2014, the date that MaloneBailey was retained as the principal independent accountants of the Registrant:

(1) The Registrant did not consult MaloneBailey regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s financial statements;

(2) Neither a written report nor oral advice was provided to the Registrant by MaloneBailey that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Registrant did not consult MaloneBailey regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLASR INC.

Dated: November 12, 2014	By:	/s/ Everett Dickson
	Name:	Everett Dickson
	Title:	President, Chief Executive Officer, Chief Financial Officer and Secretary